Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Abbreviation	Place of Incorporation
WuXi AppTec (BVI) Inc.	WXAT BVI	British Virgin Islands
WuXi AppTec Co., Ltd.	WXAT	PRC
WuXi AppTec (Shanghai) Co., Ltd.	WASH	PRC
Shanghai SynTheAll Pharmaceutical Co., Ltd.	STA	PRC
WuXi AppTec (Suzhou) Co., Ltd.	WASZ	PRC
WuXi AppTec (Tianjin) Co., Ltd.	WATJ	PRC
WuXi AppTec Holding Company, Inc.	WXAT Holding	United States
WuXi AppTec, Inc.	AppTec	United States
WX (BVI) Ltd.	WX (BVI)	British Virgin Islands
Kaipara Enterprises Ltd.	Kaipara	the Republic of Cyprus
Klivia Investments Sp. Z o.o.	Klivia	the Republic of Poland
WuXi AppTec Biopharmaceuticals Co., Ltd.	WABIO	PRC
WuXi AppTec (Wuhan) Co., Ltd.	WAWH	PRC
Shanghai AppTec (HK) Ltd.	WASH HK	Hong Kong
Global Bond Investments Limited.	GB Investments	Hong Kong
Chemdepo, Inc.	Chemdepo	United States
WuXi AppTec UK, Ltd.	AppTec UK	United Kingdom
WuXi AppTec Sales, LLC.	Sales LLC	United States
STA Pharmaceutical Hong Kong Ltd.	STA HK	Hong Kong
Shanghai STA Pharmaceutical R&D Co., Ltd.	STA R&D	PRC
WuXi PharmaTech Investment Holdings (Cayman) Inc.	Investment Holdings	United States
WuXi PharmaTech Investments (Cayman) Inc.	USD Fund GP GP	Cayman Islands
WuXi PharmaTech Fund I General Partner L.P.	USD Fund GP	Cayman Islands
WuXi PharmaTech Investment Management (Cayman) Inc.	USD Fund Manager	Cayman Islands
WuXi PharmaTech Healthcare Fund I L.P.	USD Fund	Cayman Islands
WuXi AppTec Investment & Development Co., Ltd.	WXAT I&D	PRC
WuXi AppTec Biomedical Investment Management L.P.	RMB Fund GP	PRC
WuXi AppTec Equity Investment Management Co., Ltd.	RMB Fund Manager	PRC
WuXi AppTec Investment Fund I L.P.	RMB Fund	PRC
Abgent, Inc.	Abgent	United States
Abgent Europe Limited	Abgent Europe	United Kingdom
Abgent Biotechnology (Shanghai) Co., Ltd.	Abgent SH	PRC
Abgent Biotechnology (Suzhou) Co., Ltd.	Abgent SZ	PRC
MedKey Med-Tech Development Co., Ltd.	MedKey	PRC
WuXi AppTec (Changzhou) Co., Ltd.	WXAT Changzhou	PRC
WuXi AppTec (Nanjing) Testing Technology Co., Ltd.	WXAT Testing NJ	PRC
WuXi AppTec (HongKong) Limited	WAHK	Hong Kong
WuXi AppTec (Suzhou) Testing Technology Co., Ltd.	WXAT Testing SZ	PRC
STA Pharmaceutical (Haimen) Co., Ltd.	STA Haimen	PRC
Changzhou SynTheAll Pharmaceutical Co., Ltd.	STA Changzhou	PRC